Exhibit 99
[LOGO]
NEWS
KADANT
AN ACCENT ON INNOVATION
One Technology Park Drive
Westford, MA 01886

Investor contact: Thomas M. O'Brien, 978-776-2000
Media contact: Wes Martz, 269-278-1715

Kadant Reports 2013 Second Quarter Results
Raises Adjusted Diluted EPS Guidance for 2013

WESTFORD, Mass., July 29, 2013 – Kadant Inc. (NYSE:KAI) reported its financial results for the second quarter ended June 29, 2013.

Second Quarter 2013 Highlights

•	GAAP diluted earnings per share (EPS) from continuing operations was $0.51 in the second quarter of 2013, compared to $0.56 in the second quarter of 2012.

•
Adjusted diluted EPS was $0.51 in the second quarter of 2013, excluding a gain of $0.12 on the sale of assets and acquisition-related restructuring costs of $0.12, compared to our adjusted diluted EPS guidance of $0.43 to $0.45, which excluded an estimated gain of $0.10 on the sale of assets.

•	Bookings were $87 million in the second quarter of 2013, including $7 million from acquisitions, compared to $77 million in the second quarter of 2012.

•
Revenues were $82 million in the second quarter of 2013, including $6 million from acquisitions, compared to $83 million in the second quarter of 2012. Our revenue guidance was $79 to $82 million, which included anticipated revenues from CBTI. Adjusting for revenues from Noss that were not included in the guidance, our adjusted revenue guidance was $81 to $84 million, which compares to our actual revenues of $82 million.

•	Gross profit margins were a record 48.6% in the second quarter of 2013, up 490 basis points from the second quarter of 2012.

•	Cash flows from continuing operations were $11 million in the second quarter of 2013, an increase of 30% compared to $9 million in the second quarter of 2012.

•	The acquisitions of Companhia Brasileira de Tecnologia Industrial (CBTI) and certain assets of the Noss Group (Noss) were completed.

•	Net cash was $48 million at the end of the second quarter.

•	Cash returned to shareholders through a dividend payment and common stock repurchases was $2.8 million in the second quarter of 2013.

Adjusted diluted EPS, adjusted diluted EPS guidance, and adjusted revenue guidance are non-GAAP measures that exclude certain items as detailed later in this press release under the heading "Use of Non-GAAP Financial Measures" and in the reconciliation tables below.

Management Commentary

"We were pleased we exceeded our diluted EPS guidance on an adjusted basis," said Jonathan W. Painter, president and chief executive officer of Kadant. "We also had excellent gross margins and cash flows in the second quarter of 2013. Gross profit margins in the second quarter of 2013 were a record 48.6 percent. Operating cash flows from continuing operations were $11.1 million in the second quarter of 2013, increasing 30 percent over the second quarter of 2012. We ended the quarter with net cash (cash less debt) of $48.5 million, an increase of 61 percent over $30.1 million in the second quarter of 2012. Significantly, our operating cash flows from continuing operations over the last twelve months were $44.0 million, reflecting the strength of our business.

"Consolidated bookings increased to $87.1 million in the second quarter compared to $77.4 million in the second quarter of 2012, including a $7.4 million increase from acquisitions and a 54 percent increase in China bookings. We ended the quarter with a strong backlog of $106.3 million, including $9.0 million from acquisitions. After the quarter closed, we booked orders for paper drying and fabric cleaning systems in Europe with a combined value of $4.4 million."

Second Quarter 2013

Kadant reported revenues of $82.2 million in the second quarter of 2013, a decrease of $0.8 million, or one percent, compared with $83.0 million in the second quarter of 2012. Revenues in the second quarter of 2013 included $6.1 million from acquisitions and a $0.6 million increase from foreign currency translation compared to the second quarter of 2012. Operating income from continuing operations was $8.4 million in the second quarter of 2013, including a $1.7 million gain on the sale of assets and a $1.9 million acquisition-related restructuring charge, compared to $9.4 million in the second quarter of 2012.

Net income from continuing operations was $5.8 million in the second quarter of 2013, or $0.51 per diluted share, compared to $6.5 million, or $0.56 per diluted share, in the second quarter of 2012. Net income from continuing operations in the second quarter of 2013 included a $1.3 million, or $0.12 per diluted share, after-tax gain on the sale of assets and a $1.3 million, or $0.12 per diluted share, after-tax restructuring charge. Adjusted net income, a non-GAAP measure, was $5.8 million, or $0.51 per diluted share, in the second quarter of 2013 compared to $6.5 million, or $0.56 per diluted share, in the second quarter of 2012.

	Three Months Ended June 29, 2013		Three Months Ended June 30, 2012
Adjusted Net Income and Adjusted Diluted EPS Reconciliation (non-GAAP)	($ in millions)	Diluted EPS	($ in millions)	Diluted EPS
Income and Diluted EPS from Continuing Operations Attributable to Kadant, as reported	$5.8	$0.51	$6.5	$0.56
Adjustments:
Gain on the sale of assets	(1.3)	(0.12)	-	-
Restructuring costs	1.3	0.12	-	-
Adjusted Net Income and Adjusted Diluted EPS	$5.8	$0.51	$6.5	$0.56

Guidance

"We expect to achieve GAAP diluted EPS from continuing operations of $0.47 to $0.49 in the third quarter of 2013 on revenues of $88 to $90 million," Mr. Painter continued. "Our third quarter of 2013 guidance includes estimated restructuring costs of $0.01. For the full year, we now expect revenues of $340 to $345 million, revised from our previous guidance of $336 to $343 million. We expect to achieve GAAP diluted EPS from continuing operations of $2.02 to $2.07, which includes a gain of $0.12 on the sale of assets and acquisition-related restructuring costs of $0.13. This compares to our previous GAAP diluted EPS guidance of $2.00 to $2.10, which included an estimated gain of $0.10 on the sale of assets. On an adjusted diluted EPS basis, excluding the restructuring costs and gain on sale, we are raising our guidance to $2.03 to $2.08 from our previous guidance of $1.90 to $2.00."

Conference Call

Kadant will hold a webcast with a slide presentation for investors on Tuesday, July 30, 2013, at 11 a.m. eastern time to discuss its second quarter performance, as well as future expectations. To access the webcast, including the slideshow and accompanying audio, go to www.kadant.com and click on the "Investors" tab. To listen to the webcast via teleconference, call 877-703-6107 within the U.S., or +1-857-244-7306 outside the U.S. and reference participant passcode 83375884. Prior to the call, our earnings release and the slides used in the webcast presentation will be filed with the Securities and Exchange Commission and will be available at www.sec.gov. An archive of the webcast presentation will be available on our Web site until August 30, 2013.

Shortly after the webcast, Kadant will post its updated general investor presentation incorporating the second quarter results on its Web site at www.kadant.com under the "Investors" tab.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), we use certain non-GAAP financial measures, including increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation, adjusted revenue guidance, adjusted operating income, adjusted net income, adjusted diluted EPS, adjusted diluted EPS guidance, earnings before interest, taxes, depreciation, and amortization (EBITDA), and adjusted EBITDA.

We believe that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding our performance by excluding certain items that may not be indicative of our core business, operating results, or future outlook. We believe that the inclusion of such measures helps investors to gain an understanding of our underlying operating performance and future prospects, consistent with how management measures and forecasts our performance, especially when comparing such results to previous periods or forecasts and to the performance of our competitors. Such measures are also used by us in our financial and operating decision-making and for compensation purposes. We also believe this information is responsive to investors' requests and gives them an additional measure of our performance.

We present increases or decreases in revenues excluding the effect of acquisitions and foreign currency translation to provide investors insight into underlying revenue trends.

Adjusted revenue guidance for the second quarter of 2013 includes $2 million of revenues from the Noss acquisition.

Adjusted operating income and adjusted EBITDA exclude pre-tax restructuring costs of $1.9 million and a pre-tax gain on the sale of assets of $1.7 million in the three-month and six-month periods ended June 29, 2013. These items are excluded as they are not indicative of our core operating results and not comparable to other periods, which have differing levels of incremental costs or other income or none at all.

Adjusted net income and adjusted diluted EPS exclude after-tax restructuring costs of $1.3 million ($1.9 million net of tax of $0.6 million) and an after-tax gain on the sale of assets of $1.3 million ($1.7 million gain net of tax of $0.4 million) in the three-month and six-month periods ended June 29, 2013.

Adjusted diluted EPS in the three-month periods ended June 29, 2013 and June 30, 2012 was calculated using the reported weighted average diluted shares for each period.

Adjusted diluted EPS guidance for the second quarter of 2013 excludes a gain on the sale of assets of $0.10 and for the full-year 2013 excludes restructuring costs of $0.13 and a gain on the sale of assets of $0.12.

The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for the results of operations prepared in accordance with GAAP. In addition, the non-GAAP financial measures included in this press release have limitations associated with their use as compared to the most directly comparable GAAP measures, in that they may be different from, and therefore not comparable to, similar measures used by other companies.

Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in this press release.
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Financial Highlights (unaudited)
(In thousands, except per share amounts and percentages)

	Three Months Ended		Six Months Ended
Consolidated Statement of Income	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Revenues	$82,165	$82,982	$158,369	$167,095

Costs and Operating Expenses:
Cost of revenues	42,225	46,684	82,403	92,425
Selling, general, and administrative expenses	29,445	25,490	56,395	51,633
Research and development expenses	1,852	1,393	3,556	2,925
Restructuring costs and other (income) expense, net (a)(g)	218	-	218	307
	73,740	73,567	142,572	147,290

Operating Income	8,425	9,415	15,797	19,805
Interest Income	142	74	251	168
Interest Expense	(231)	(196)	(396)	(405)

Income from Continuing Operations before Provision
for Income Taxes	8,336	9,293	15,652	19,568
Provision for Income Taxes	2,492	2,705	4,459	5,843

Income from Continuing Operations	5,844	6,588	11,193	13,725

Loss from Discontinued Operation, Net of Tax	(12)	(3)	(41)	(64)

Net Income	5,832	6,585	11,152	13,661

Net Income Attributable to Noncontrolling Interest	(72)	(42)	(108)	(65)

Net Income Attributable to Kadant	$5,760	$6,543	$11,044	$13,596

Amounts Attributable to Kadant:
Income from Continuing Operations	$5,772	$6,546	$11,085	$13,660
Loss from Discontinued Operation, Net of Tax	(12)	(3)	(41)	(64)
Net Income Attributable to Kadant	$5,760	$6,543	$11,044	$13,596

Earnings per Share from Continuing Operations
Attributable to Kadant:
Basic	$0.52	$0.57	$0.99	$1.18

Diluted	$0.51	$0.56	$0.98	$1.17

Earnings per Share Attributable to Kadant:
Basic	$0.52	$0.57	$0.99	$1.17

Diluted	$0.51	$0.56	$0.98	$1.16

Weighted Average Shares:
Basic	11,178	11,575	11,170	11,614

Diluted	11,331	11,679	11,299	11,704

				Decrease
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Product Line	June 29, 2013	June 30, 2012	Increase (Decrease)	Translation (b,c)

Stock-Preparation	$28,493	$28,674	$(181)	$(453)
Doctoring, Cleaning, & Filtration (d)	27,666	27,546	120	(164)
Fluid-Handling	23,094	23,741	(647)	(715)

Papermaking Systems Segment	79,253	79,961	(708)	(1,332)
Fiber-based Products	2,912	3,021	(109)	(109)

	$82,165	$82,982	$(817)	$(1,441)

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended			of Currency
	June 29, 2013	June 30, 2012	Increase (Decrease)	Translation (b,c)

Stock-Preparation	$51,495	$61,391	$(9,896)	$(10,267)
Doctoring, Cleaning, & Filtration (d)	53,528	52,611	917	384
Fluid-Handling	46,627	46,109	518	531

Papermaking Systems Segment	151,650	160,111	(8,461)	(9,352)
Fiber-based Products	6,719	6,984	(265)	(265)

	$158,369	$167,095	$(8,726)	$(9,617)

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				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Sequential Revenues by Product Line	June 29, 2013	March 30, 2013	Increase (Decrease)	Translation (b,c)

Stock-Preparation	$28,493	$23,002	$5,491	$5,465
Doctoring, Cleaning, & Filtration (d)	27,666	25,862	1,804	1,904
Fluid-Handling	23,094	23,533	(439)	(278)

Papermaking Systems Segment	79,253	72,397	6,856	7,091
Fiber-based Products	2,912	3,807	(895)	(895)

	$82,165	$76,204	$5,961	$6,196

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Revenues by Geography (e)	June 29, 2013	June 30, 2012	Increase (Decrease)	Translation (b,c)

North America	$40,350	$40,730	$(380)	$(580)
Europe	16,594	18,861	(2,267)	(2,473)
China	12,353	11,151	1,202	941
South America	7,801	5,714	2,087	2,131
Other	5,067	6,526	(1,459)	(1,460)

	$82,165	$82,982	$(817)	$(1,441)

				Increase
				(Decrease)
				Excluding Effect
	Six Months Ended			of Currency
	June 29, 2013	June 30, 2012	Increase (Decrease)	Translation (b,c)

North America	$79,228	$80,429	$(1,201)	$(1,450)
Europe	34,167	37,901	(3,734)	(4,145)
China	23,581	23,044	537	118
South America	11,992	11,508	484	673
Other	9,401	14,213	(4,812)	(4,813)

	$158,369	$167,095	$(8,726)	$(9,617)

				Increase
				(Decrease)
				Excluding Effect
	Three Months Ended			of Currency
Sequential Revenues by Geography	June 29, 2013	March 30, 2013	Increase (Decrease)	Translation (b,c)

North America	$40,350	$38,878	$1,472	$1,461
Europe	16,594	17,573	(979)	(768)
China	12,353	11,228	1,125	1,030
South America	7,801	4,191	3,610	3,666
Other	5,067	4,334	733	807

	$82,165	$76,204	$5,961	$6,196

	Three Months Ended		Six Months Ended
Business Segment Information	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Gross Profit Margin:
Papermaking Systems	48.7%	43.4%	47.8%	44.2%
Fiber-based Products	47.1%	52.8%	51.4%	54.8%

	48.6%	43.7%	48.0%	44.7%

Operating Income:
Papermaking Systems	$11,821	$11,772	$21,765	$23,876
Corporate and Fiber-based Products	(3,396)	(2,357)	(5,968)	(4,071)

	$8,425	$9,415	$15,797	$19,805

Adjusted Operating Income (c,f):
Papermaking Systems	$12,039	$11,772	$21,983	$23,876
Corporate and Fiber-based Products	(3,396)	(2,357)	(5,968)	(4,071)

	$8,643	$9,415	$16,015	$19,805

Bookings from Continuing Operations:
Papermaking Systems	$84,857	$74,794	$170,485	$149,012
Fiber-based Products	2,271	2,617	6,925	5,993

	$87,128	$77,411	$177,410	$155,005

Capital Expenditures from Continuing Operations:
Papermaking Systems	$1,226	$503	$2,398	$761
Corporate and Fiber-based Products	168	80	174	80

	$1,394	$583	$2,572	$841
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					Twelve
	Three Months Ended		Six Months Ended		Months Ended
Cash Flow and Other Data from Continuing Operations	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012	June 29, 2013

Cash Provided by Operations	$11,091	$8,558	$18,072	$4,532	$43,996
Depreciation and Amortization Expense	2,475	2,029	4,428	4,272

Balance Sheet Data			June 29, 2013	Dec. 29, 2012

Assets
Cash, Cash Equivalents, and Restricted Cash			$64,487	$54,553
Accounts Receivable, net			63,025	59,359
Inventories			54,052	42,077
Unbilled Contract Costs and Fees			1,087	2,800
Other Current Assets			19,749	16,804
Property, Plant and Equipment, net			41,476	39,168
Intangible Assets			25,995	26,095
Goodwill			108,381	107,947
Other Assets			10,642	10,145

			$388,894	$358,948
Liabilities and Shareholders' Investment
Accounts Payable			$26,050	$23,124
Short- and Long-term Debt			16,025	6,875
Other Liabilities			92,437	78,982

Total Liabilities			134,512	108,981
Stockholders' Equity			254,382	249,967

			$388,894	$358,948

Adjusted Operating Income and Adjusted EBITDA	Three Months Ended		Six Months Ended
Reconciliation	June 29, 2013	June 30, 2012	June 29, 2013	June 30, 2012

Consolidated
Net Income Attributable to Kadant	$5,760	$6,543	$11,044	$13,596
Net Income Attributable to Noncontrolling Interest	72	42	108	65
Loss from Discontinued Operation, Net of Tax	12	3	41	64
Provision for Income Taxes	2,492	2,705	4,459	5,843
Interest Expense, net	89	122	145	237

Operating Income	8,425	9,415	15,797	19,805
Restructuring costs and other income, net (a)	218	-	218	-

Adjusted Operating Income (c)	8,643	9,415	16,015	19,805
Depreciation and Amortization	2,475	2,029	4,428	4,272

Adjusted EBITDA (c)	$11,118	$11,444	$20,443	$24,077

Papermaking Systems
Operating Income	$11,821	$11,772	$21,765	$23,876
Restructuring costs and other income, net (a)	218	-	218	-

Adjusted Operating Income (c)	12,039	11,772	21,983	23,876
Depreciation and Amortization	2,356	1,909	4,191	4,033

Adjusted EBITDA (c)	$14,395	$13,681	$26,174	$27,909

Corporate and Fiber-based Products
Operating Loss	$(3,396)	$(2,357)	$(5,968)	$(4,071)
Depreciation and Amortization	119	120	237	239

EBITDA (c)	$(3,277)	$(2,237)	$(5,731)	$(3,832)

(a)	Includes restructuring costs of $1,958, net of a gain of $1,740 on the sale of assets, in the three-month and six-month periods ended June 29, 2013.

(b)
Represents the increase (decrease) resulting from the conversion of current period amounts reported in local currencies into U.S. dollars at the exchange rate of the prior period compared to the U.S. dollar amount reported in the prior period.

(c)	Represents a non-GAAP financial measure.

(d)	This product line was formerly presented separately as doctoring, water-management, and other product lines. Prior period amounts have been recast to conform to the current presentation.

(e)	Geographic revenues are attributed to regions based on customer location.

(f)	See reconciliation to the most directly comparable GAAP financial measure under "Adjusted Operating Income and Adjusted EBITDA Reconciliation."

(g)	Includes accelerated depreciation of $307 in the six-month period ended June 30, 2012 associated with the disposal of equipment in China related to a facility consolidation.

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About Kadant

Kadant Inc. is a leading supplier to the global pulp and paper industry. Our stock-preparation; fluid-handling; and doctoring, cleaning, and filtration products are designed to increase efficiency and improve quality in pulp and paper production. Many of our products, particularly in our Fluid-Handling product line, are also used to optimize production in other process industries. In addition, we produce granules from papermaking byproducts for agricultural and lawn and garden applications. Kadant is based in Westford, Massachusetts, with revenues of $332 million in 2012 and 1,600 employees in 17 countries worldwide. For more information, visit www.kadant.com.

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements that involve a number of risks and uncertainties, including forward-looking statements about our expected future financial and operating performance, demand for our products, and economic and industry outlook. Our actual results may differ materially from these forward-looking statements as a result of various important factors, including those set forth under the heading "Risk Factors" in Kadant's quarterly report on Form 10-Q for the period ended March 30, 2013. These include risks and uncertainties relating to our dependence on the pulp and paper industry; significance of sales and operation of manufacturing facilities in China; commodity and component price increases or shortages; international sales and operations; fluctuations in our exchange rates; competition; soundness of suppliers and customers; our effective tax rate; future restructurings; soundness of financial institutions; our debt obligations; restrictions in our credit agreement; our acquisition strategy; protection of patents and proprietary rights; failure of our information systems or breaches of data security; fluctuations in our share price; and anti-takeover provisions. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise.

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